Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of iShares Diversified Alternatives Trust of our report dated March 29, 2010 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting of iShares Diversified Alternatives Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

July 30, 2010